SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

This SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”), dated as of November 12, 2009, is entered into by and among Crown Americas LLC, a Pennsylvania limited liability company (the “U.S. Borrower”), the other undersigned Credit Parties, the undersigned financial institutions, including Deutsche Bank AG New York Branch, in their capacities as lenders hereunder (collectively, the “Lenders,” and each individually, a “Lender”), and Deutsche Bank AG New York Branch, as Administrative Agent (“Administrative Agent”) and as Collateral Agent (“Collateral Agent”) for the Lenders.  Terms used herein and not otherwise defined herein shall have the same meanings as specified in the Credit Agreement (as defined below).

RECITALS:

A.    The U.S. Borrower, the other Credit Parties party thereto, the Lenders, the Agents named therein and Administrative Agent have heretofore entered into that certain Credit Agreement dated as of November 18, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.    In furtherance of its business interests, CR USA, Inc. (f/k/a Crown Risdon (USA), Inc.), a Credit Party and a Wholly-Owned Subsidiary of the U.S. Borrower (“CR USA”), desires to sell certain real property owned  by it and located in Danbury, Connecticut (the “Property”) for total consideration of at least $2.5 million, which consideration will be paid to CR USA over a term of up to three years.  The transactions described in the preceding sentence are referred to herein as the “Transactions”.

C.    The Borrowers wish, and the Lenders signatory hereto and Administrative Agent are willing, subject to the terms and conditions set forth herein, to (i) amend the Credit Agreement, (ii) consent to the Transactions and waive any Unmatured Event of Default or Event of Default resulting therefrom and (iii) release all Liens of Collateral Agent on the Property in connection with the Transactions, all as specifically set forth herein.

D.    This Amendment constitutes a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, in consideration of the recitals herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1   Amendment of Credit Agreement.

The Credit Agreement is hereby amended as of the Second Amendment Effective Date (as hereinafter defined) as follows:

(a) Section 1.1 of the Credit Agreement is amended by inserting the following defined terms in appropriate alphabetical order:

“Defaulting Lender Termination” has the meaning assigned to that term in Section 4.1(b).

“Defaulting Lender Termination Date” has the meaning assigned to that term in Section 4.1(b).

   (b)   Section 2.1(c)(i) of the Credit Agreement is amended by inserting the following sentence at the end of such Section as follows:

“Notwithstanding the foregoing, in the event a Lender Default exists, U.S. Swing Line Lender shall not be required to make any U.S. Swing Line Loans unless U.S. Swing Line Lender has entered into arrangements reasonably satisfactory to it and Crown Holdings to eliminate U.S. Swing Line Lender’s risk with respect to the refunding or participation in such U.S. Swing Line Loans of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender or Lenders’ applicable Dollar Revolver Pro Rata Share of the applicable U.S. Swing Line Loans, which arrangements shall be deemed to be consented to by the Lenders.”

   (c)   Section 2.1(c)(ii) of the Credit Agreement is amended by inserting the following sentence at the end of such Section as follows:

“Notwithstanding the foregoing, in the event a Lender Default exists, European Swing Line Lender shall not be required to make any European Swing Line Loans unless European Swing Line Lender has entered into arrangements reasonably satisfactory to it and Crown Holdings to eliminate the European Swing Line Lender’s risk with respect to the refunding or participation in such European Swing Line Loans of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender or Lenders’ applicable Euro Revolver Pro Rata Share of the applicable European Swing Line Loans, which arrangements shall be deemed to be consented to by the Lenders.”

   (d)   Section 4.1 of the Credit Agreement is amended by lettering the existing text of such Section as clause (a) thereof and inserting the following new clause (b) at the end of such Section as follows:

“(b)      Optional Termination of Commitment of Defaulting Lender.

(i)           At any time a Lender is a Defaulting Lender, upon prior written notice (or telephonic notice confirmed in writing) to Administrative Agent at its Notice Address and to such Defaulting Lender, (A) U.S. Borrower may, without premium or penalty, terminate in full the Dollar Revolving Commitment and/or Swing Line Commitment of such Defaulting Lender, (B) European Borrower may, without premium or penalty, terminate in full the Euro Revolving Commitment and/or Swing Line Commitment of such Defaulting Lender, and (C) Canadian Borrower may, without premium or penalty, terminate in full the Canadian Revolving Commitment of such Defaulting Lender (any such termination, a “Defaulting Lender Termination”), in each case, provided, that, at the time of such Defaulting Lender Termination, (1) no Unmatured Event of Default or Event of Default has occurred and is continuing (unless the Required Lenders consent to such Defaulting Lender Termination), (2) either (x) no Loans are outstanding under any Revolving Facility in which such Defaulting Lender has a Commitment, (y) such Defaulting Lender’s Pro Rata Share of outstanding Revolving Loans and Canadian Revolving Loans is zero or (z) the aggregate outstanding principal amount of Revolving Loans and Canadian Revolving Loans, if any, owing to such Defaulting Lender shall have been repaid in full in accordance with clause (iv) below and (3) (a) in the case of the Dollar Revolving Facility and Euro Revolving Facility, the sum of the aggregate outstanding principal amount of all remaining Revolving Loans plus the LC Obligations plus the aggregate outstanding principal amount of all remaining Swing Line Loans shall not exceed the aggregate Revolving Commitments of all remaining Revolving Lenders or (b) in the case of the Canadian Revolving Facility, the sum of the aggregate outstanding principal amount of all remaining Canadian Revolving Loans shall not exceed the aggregate Canadian Revolving Commitments of all remaining Canadian Revolving Lenders.  Each such notice shall specify the effective date of such Defaulting Lender Termination (the “Defaulting Lender Termination Date”), which Defaulting Lender Termination Date shall be acceptable to Administrative Agent in its reasonable discretion.

(ii)           On each such Defaulting Lender Termination Date, (A) the Dollar Revolving Commitment, Euro Revolving Commitment and Canadian Revolving Commitment of such Defaulting Lender shall be reduced to zero, (B) such Defaulting Lender shall cease to be a “Lender” hereunder (provided that any Defaulting Lender shall continue to be entitled to the indemnification provisions contained herein, but only with respect to matters arising prior to the applicable Defaulting Lender Termination Date), (C) the respective Dollar Revolving Commitments, Euro Revolving Commitments and Canadian Revolving Commitments, as applicable, of all other Lenders shall remain unchanged and (D) the Pro Rata Shares of outstanding LC Obligations and Swing Line Loans will be reallocated by Administrative Agent among the Dollar Revolving Lenders or Euro Revolving Lenders (other than the Defaulting Lender), as the case may be, in accordance with their Pro Rata Shares of the applicable Facilities after giving effect to such Defaulting Lender Termination;

(iii)           Except as otherwise provided in clause (iv) below, concurrently with any payment of interest or fees to the Lenders with respect to any applicable Revolving Facility occurring on or after such Defaulting Lender Termination Date with respect to any period before such Defaulting Lender Termination Date, such Defaulting Lender shall be paid its Pro Rata Share (based on its Pro Rata Share before giving effect to such Defaulting Lender Termination) of such interest or fees, as applicable;

(iv)           If on the Defaulting Lender Termination Date for a Defaulting Lender the outstanding principal balance of Loans under any Revolving Facility in which such Defaulting Lender has a Commitment is not zero, the applicable Borrower may, notwithstanding any other provision of this Agreement to the contrary (including without limitation Section 12.6(a)), repay the entire outstanding principal balance of such Loans owing to such Defaulting Lender on such Defaulting Lender Termination Date, together with all accrued and unpaid interest thereon; and

(v)           The exercise by any Borrower of its rights under this Section 4.1(b) or any other provision of this Agreement applicable to a Defaulting Lender shall not be to the exclusion of, nor be a limitation on, any other rights or remedies that may be available to such Borrower with respect to such Defaulting Lender under applicable law.”

SECTION 2    Consent and Waiver.  The undersigned Lenders hereby (i) consent to the Transactions and (ii) waive any Unmatured Event of Default or Event of Default arising solely as a result of the Transactions out of a breach of Section 8.5 of the Credit Agreement.  In connection with such consent and waiver, the undersigned Lenders further consent to the release by Collateral Agent of the Liens granted to Collateral Agent (for the benefit of the Secured Creditors) in the Property pursuant to that certain Amended and Restated First Open-End Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of November 18, 2005 by and between CR USA and Collateral Agent or otherwise.  The foregoing consent and waiver is specifically limited in time and scope to the events expressly described and defined herein as the “Transactions” and shall not be deemed to extend or apply to any other event or occurrence in existence as of the date hereof or arising hereafter.  In addition, the foregoing consent and waiver shall not be deemed to constitute a custom or a practice on the part of Administrative Agent, Collateral Agent or the Lenders and shall not establish or be deemed to have established a course of dealing between Administrative Agent, Collateral Agent and the Lenders, on the one hand, and the Borrowers and their Subsidiaries, on the other hand, under the Credit Agreement or any of the other Loan Documents.  Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

SECTION 3    Conditions to Effectiveness of the Amendment.  The provisions of this Amendment shall become effective upon the date of the satisfaction of all of the conditions set forth in this Section 3 (the “Second Amendment Effective Date”), with any documents delivered to Administrative Agent dated the Second Amendment Effective Date unless otherwise noted:

3.1.   Proper Execution and Delivery of Amendment.  Borrowers, the other Credit Parties party hereto, Administrative Agent and the Required Lenders shall have duly executed and delivered to Administrative Agent this Amendment.

3.2.   Representations and Warranties; No Default.  After giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement shall be true and correct, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, and no Event of Default or Unmatured Event of Default shall have occurred or be continuing.

3.3.   Corporate Proceedings.  All corporate and/or limited liability company and legal proceedings and all instruments and agreements to be executed by each Credit Party in connection with the transactions contemplated by this Amendment and the other Loan Documents shall be satisfactory in form and substance to Administrative Agent.

             SECTION 4    Agreement of the U.S. Borrower.  The U.S. Borrower shall deliver written notice to Lehman Brothers Commercial Paper, Inc ("LCPI"), in accordance with Section 4.1(b) of the Credit Agreement, as amended by this Amendment, terminating in full the Dollar Revolving Commitment and Swing Line Commitment of LCPI.  Such notice shall (i) specify that the termination effected thereby shall be effective, as of the Second Amendment Effective Date, immediately upon effectiveness of this Amendment, and (ii) have been acknowledged and accepted by the Administrative Agent.

              SECTION 5     References to and Effect on the Credit Agreement.  On and after the date hereof each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Credit Agreement, as the case may be, in the Loan Documents and all other documents (the “Ancillary Documents”) delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

Except as specifically amended above, the Credit Agreement, and the other Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or Administrative Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

SECTION 6    Costs and Expenses.  The U.S. Borrower agrees to pay promptly upon the request of the Administrative Agent all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments referred to herein and therein or in connection herewith or therewith, including, without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn LLP, special counsel to Administrative Agent.

SECTION 7    Miscellaneous.

7.1.   Execution in Counterparts.  This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart.  Delivery of an executed signature page to this Amendment by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

7.2.   Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE.

7.3.   Headings.  Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

7.4.   Integration.  This Amendment, the other agreements and documents executed and delivered pursuant to this Amendment and the Credit Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

7.5.   Binding Effect.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrowers, the other Credit Parties party hereto, the Agents and the Lenders and their respective successors and assigns.  Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Borrowers, the other Credit Parties party hereto, the Agents and the Lenders and their respective successors and permitted assigns.

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